UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2011

Orange 21 Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California		92011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 804-8420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2011, we entered into a retainer agreement with Regent Pacific Management Corporation (“Regent Pacific”), pursuant to which Regent Pacific will provide certain management services including providing the services of Michael D. Angel to assume the interim chief financial officer responsibilities of our company and to serve as our principal financial officer. In exchange for such services, we agreed to (i) pay Regent Pacific a $50,000 fee per four week period of services; (ii) pay Regent Pacific a $25,000 success fee upon the attainment of each of the following mutually agreed upon milestones relating to (a) our budget and (b) monthly reports for our board of directors; (iii) issue to Regent Pacific a warrant to purchase unregistered shares of our common stock representing 1.5% of our fully-diluted common stock as of April 11, 2011, with an exercise price equal to $1.85 and with a 10-year term; and (iv) reimburse Regent Pacific for certain costs and expenses. The term of the retainer agreement is six months. We may terminate the agreement after three months upon sixty day prior notice.

The retainer agreement is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms is qualified by reference to the retainer agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of A. Stone Douglass

On April 12, 2011, A. Stone Douglass resigned as our chief executive officer, acting chief financial officer, secretary and from our board of directors. In connection with his resignation, contingent upon Mr. Douglass executing and returning to us a release of claims, we agreed to pay Mr. Douglass severance pay equal to his current base salary of $300,000 payable over the next 12 months. We also agreed, contingent upon Mr. Douglass signing the release of claims, to accelerate the vesting as to 50,000 shares of an option previously granted to Mr. Douglass to purchase 200,000 shares of our common stock and to extend the date by which Mr. Douglass may exercise his options that have vested as of April 12, 2011 to December 31, 2011.

Appointment of Carol Montgomery as Chief Executive Officer

On April 12, 2011, our board of directors appointed Carol Montgomery as our chief executive officer and secretary.

Ms. Montgomery, age 56, has experience in leadership roles in the sunglass industry. From 2001 until 2011 and 1996 to 1998, Ms. Montgomery was a consultant with CM Global, where she provided strategic, product development, marketing and other business building services primarily to the sunglass/optical industry. From 1998 until 2001, Ms. Montgomery was the vice president exclusive brands/officer at Sunglass Hut International, Inc., a chain of retail stores that sells sunglasses and accessories. From 1987 until 1995, Ms. Montgomery was with Revo, Inc., a high-end performance sunglass company, serving in various positions. She began with Revo as a marketing consultant, and subsequently was appointed as its vice president of marketing, and then as its vice chairman/global, overseeing strategy and brand development, and then as its chief executive officer and chairman. Before joining Revo, Montgomery held many senior management roles in Boston area strategic marketing and advertising firms. Ms. Montgomery earned her bachelor of arts in liberal arts from Boston University.

In connection with the appointment of Ms. Montgomery as chief executive officer, we entered into an executive employment agreement with Ms. Montgomery on April 13, 2011. The employment agreement provides that we will (i) pay Ms. Montgomery an annual base salary of $360,000 and (ii) grant Ms. Montgomery a nonstatutory stock option to purchase up to 100,000 shares of our common stock vesting one third annually over three years from the option’s date of grant pursuant to our Amended and Restated 2004 Stock Incentive Plan. The employment agreement with Ms. Montgomery and her nonstatutory stock option agreement are filed as exhibits to and incorporated by reference into this report, and the foregoing description of their terms are qualified by reference to the agreements.

There are no family relations between Ms. Montgomery and any of our other executive officers or directors.

Appointment of Michael Marckx as President

On April 12, 2011, our board of directors appointed Michael Marckx as president of our company.

Mr. Marckx, age 46, has experience in management and operational positions. Mr. Marckx has been employed by our company since February 2011 as our vice president of marketing. Since 2001, Mr. Marckx has served on the board of directors of Surfrider Foundation, a non-profit foundation, serving as chairman since 2009. From 2004 until 2011, Mr. Marckx was the vice president of global marketing/entertainment of Globe International, which manufactures and markets apparel, footwear and boardsports hardwear. From 2001 until 2004, Mr. Marckx was the vice president, international marketing/creative director at Ocean Pacific, which manufacturers and markets beach apparel. From 2000 until 2001, Mr. Marckx was the vice president, marketing/entertainment at Broadband Interactive Group. Mr. Marckx earned his bachelor of science in economics at the University of California, Irvine.

In connection with his appointment as president, we entered into an executive employment agreement with Mr. Marckx on April 13, 2011. The employment agreement provides that we will (i) pay Mr. Marckx an annual base salary of $250,000 and (ii) grant Mr. Marckx a nonstatutory stock option to purchase up to 100,000 shares of our common stock vesting one third annually over three years from the option’s date of grant pursuant to our Amended and Restated 2004 Stock Incentive Plan. Mr. Marckx will be eligible to receive a cash bonus of up to $50,000 determined at the sole discretion of our board of directors for each fiscal year during which the employment agreement is in effect. The term of the employment agreement is four years. If we terminate Mr. Marckx’s employment without cause and not due to Mr. Marckx’ death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, Mr. Marckx will be entitled to cash severance equal to his base salary as in effect on the date of such termination provided that Mr. Marckx signs a general release. If such termination occurs within 12 months following a change in control transaction, Mr. Marckx will be eligible to receive severance pay as set forth in the change in control severance agreement we entered into with Mr. Marckx, which is described below. The employment agreement with Mr. Marckx is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms is qualified by reference to the employment agreement. Mr. Marckx’s nonstatutory stock option agreement is substantially similar to the form of nonstatutory stock option agreement we enter into with our other officers, the form of which is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of the terms of his stock option is qualified by reference to the form of agreement.

We entered into a change in control severance agreement with Mr. Marckx on February 22, 2011 when he was appointed our vice president of marketing. Pursuant to the change in control severance agreement, if Mr. Marckx’s employment as an executive is involuntary terminated by us without “cause” within 12 months following a change of control transaction, or if Mr. Marckx voluntary terminates his employment for “good reason” within 14 months following a change of control transaction, Mr. Marckx will be entitled to (i) continuation of his base salary for a period of 24 months, payable in regular payroll installments, (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Marckx becomes eligible for group insurance benefits from another employer, (iii) payment of a prorated bonus equal to the product of any bonus paid to Mr. Marckx for the most recently completed fiscal year preceding the fiscal year in which Mr. Marckx’s employment terminates, provided however that the minimum prorated bonus shall be determined as if Mr. Marckx was employed at least six months in the year in which his employment terminates, and (iv) to the extent Mr. Marckx holds any outstanding, unvested stock options or other equity compensation after taking into account any acceleration provisions of our stock incentive plan and underlying option agreements, there will be acceleration of vesting of such stock options or other equity compensation as if Mr. Marckx had continued employment with our company for six months following his termination date. The change in control severance agreement was issued under our Change in Control Severance Plan, which was adopted on December 8, 2010 and is filed as an exhibit to our current report on Form 8-K that we filed with the Securities and Exchange Commission on December 13, 2010. The change in control severance agreement with Mr. Marckx is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms is qualified by reference to the change in control severance agreement.

There are no family relations between Mr. Marckx and any of our other executive officers or directors.

Appointment of Michael D. Angel as Interim Chief Financial Officer

On April 12, 2011, our board of directors appointed Michael D. Angel as our interim chief financial officer.

Mr. Angel, age 55, has more than 30 years professional experience in financial and accounting roles. From 2009 until its sale in 2010, Mr. Angel was vice president finance and chief accounting officer at Bell Microproducts, Inc., which was a value-added distributor of storage and computing technology. From 2008 to 2009, Mr. Angel was chief financial officer at Novasys Medical, Inc., a medical device company. In 2007, Mr. Angel was chief financial officer of Benefit Street, Inc., a provider of retirement and benefits administration and software as a service solutions. From 2005 until its sale in 2007, Mr. Angel was chief financial officer of RITA Medical Systems, Inc., a manufacturer of medical devices used in cancer treatments. Mr. Angel earned his bachelor of science in business administration: accounting from California State University, Chico.

Mr. Angel is assuming the role of chief financial officer in accordance with the retention agreement that we entered into with Regent Pacific, which is described in Item 1.01 above and is incorporated into this Item 5.02 by reference. Regent Pacific will compensate Mr. Angel for the services that Mr. Angel provides to our company.

There are no family relations between Mr. Angel and any of our other executive officers or directors.

Press Release

On April 13, 2011, we issued a press release announcing the changes in management described above, a copy of which is attached as an exhibit to this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Retention Agreement with Regent Pacific Management Corporation

10.2	Employment Agreement with Carol Montgomery

10.3	Employment Agreement with Michael Marckx

10.4	Change in Control Severance Agreement with Michael Marckx

10.5	Nonstatutory Stock Option Agreement with Carol Montgomery

10.6	Form of Nonstatutory Stock Option Agreement with officers

99.1	Press Release issued on April 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2011	Orange 21 Inc.

	By:	/s/ MICHAEL ANGEL
Michael Angel
Chief Financial Officer

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